Exhibit 16.1

June 22, 2017

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

RE: Huntwicke Capital Group, Inc.

File Ref No: 000-54379

We have read the statements of Huntwicke Capital Group, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated June 21, 2017 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with the other statements contained therein.

Sincerely,

Liggett & Webb, P.A.

Certified Public Accountants

Boynton Beach, Florida